Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598,
333-2751, 333-29981, 333-52547 and 333-75065) and Form S-3 (File Nos. 33-62224,
333-2323, 333-19815 and 333-23423) of Emisphere Technologies, Inc., of our report dated September 30, 1999, except Note 15 as to which the date is November 2, 1999, relating to our audits of the financial statements of Emisphere Technologies, Inc. as of July 31, 1999 and 1998, and for each of the three years in the period ended July 31, 1999, which appears in this Form 10-K/A.


                                               /S/ PRICEWATERHOUSECOOPERS LLP
                                               ------------------------------
New York, New York
December 3, 1999